Exhibit 5.1

January 22, 2021

Golden Nugget Online Gaming, Inc. 1510 West Loop South Houston, Texas 77027

Ladies and Gentlemen:

We have acted as New York counsel to Golden Nugget Online Gaming, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the offer and sale by the Company of 16,425,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), consisting of (x) 10,541,667 shares of Class A Common Stock (the “Public Warrant Shares”) underlying warrants (the “Public Warrants”) originally sold as part of the units in the Company’s initial public offering (the “IPO”) and (y) 5,883,333 shares of Class A Common Stock underlying private placement warrants (the “Private Placement Warrants” and together with the Public Warrants, the “Warrants”) sold by the Company concurrently with the IPO (the “Private Placement Warrant Shares” and together with the Public Warrant Shares, the “Warrant Shares”), and (ii) the offer and sale by the selling stockholders named in the prospectus contained in the Registration Statement (the “Selling Stockholders”) of up to (x) 42,596,458 shares of Class A Common Stock, 31,350,625 of which (the “Conversion Shares”) represent shares of Class A Common Stock that may be issued from time to time upon the conversion of the Class B membership interests (the “Membership Interests”) in LHGN HoldCo, LLC, a Delaware limited liability company (“Landcadia HoldCo”), and the surrender and cancellation of a corresponding number of shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of Landcadia HoldCo (the “Landcadia HoldCo LLCA”), and 11,245,833 of which are held by the Selling Stockholders (the “Other Secondary Shares”) and (y) up to 5,833,333 Private Placement Warrants (collectively, the “Securities”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the offer and sale of the Securities.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	Fourth Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement;

(c)	Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement;

(d)	Warrant Agreement, dated May 6, 2019, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, filed as Exhibit 4.1 to the Registration Statement;

(e)	the Landcadia HoldCo LLCA, filed as Exhibit 10.1 to the Registration Statement;

(f)	a copy of Resolutions of the Board of Directors of the Company adopted on December 28, 2020; and

(g)	a copy of a certificate of the Secretary of State of the State of Delaware, dated the date hereof, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Warrant Shares have been duly authorized and, when delivered upon exercise of the Warrants, in accordance with the terms and conditions set forth in the Warrant Agreement, subject to the full payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

2.	The Conversion Shares have been duly authorized and, when issued upon conversion of the Membership Interests and the surrender and cancellation of a corresponding number of shares of Class B Common Stock in accordance with the Landcadia HoldCo LLCA, the Conversion Shares will be validly issued, fully paid and non-assessable.

3.	Assuming the due authorization, execution and delivery of the Warrants by the Warrant Agent, the Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.	The Other Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Common Stock pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

EMS:JYC:SER:JML:RGL

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